                                                                    EXHIBIT 2.13

________________________________________________________________________________


                      AGREEMENT AND PLAN OF REORGANIZATION

                           DATED AS OF JULY 10, 1998

                                     AMONG

                        WORK INTERNATIONAL CORPORATION,


                             PCN ACQUISITION, INC.,


                     PROFESSIONAL CONSULTING NETWORK, INC.,


                               ITS STOCKHOLDERS,

                                      AND

                          ITS PROSPECTIVE STOCKHOLDERS

________________________________________________________________________________

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made as of July 10, 1998 among WORK INTERNATIONAL CORPORATION, a Texas corporation ("WORK"), PCN ACQUISITION, INC., a California corporation and a wholly owned subsidiary of WORK ("Newco"), PROFESSIONAL CONSULTING NETWORK, INC., a California corporation (the "Company"), the persons listed on the signature pages of this Agreement under the caption "Stockholders" (collectively, the "Stockholders," and each of them, individually, a "Stockholder"), and the persons listed on the signature pages of this Agreement under the caption "Prospective Stockholders" (collectively, the "Prospective Stockholders," and each of them, individually, a "Prospective Stockholder."

                             PRELIMINARY STATEMENTS

     The parties to this Agreement wish to effect a business combination pursuant to which:

                 (i) Newco will merge into the Company (the "Merger") on the terms and subject to the conditions of this Agreement;

                 (ii) WORK, via mergers involving other WORK subsidiaries, will acquire the stock of all or some of the entities other than the Company identified in the accompanying Addendum I (each an "Other Founding Company" and, collectively with the Company, the "Founding Companies") under agreements similar to this Agreement entered into among the Other Founding Companies, their stockholders, WORK and other subsidiaries of WORK (collectively, the "Other Agreements");

                 (iii) WORK will effect a public offering of shares of its common stock; and

                 (iv) the Stockholders will receive the Merger Consideration (as such term is hereinafter defined).

     The respective boards of directors of WORK, Newco and the Company have approved and adopted this Agreement to effect a transaction involving a transfer of the nature described in Section 351 of the Code.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and undertakings contained in this Agreement, the parties to this Agreement agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.01.   Certain Defined Terms.   As used in this Agreement, the
                     ---------------------
following terms have the meanings assigned to them below in this Section 1.01:

          "AAA Distributions" means distributions before the IPO Closing Date of amounts which shall have accumulated in the Accumulated Adjustment Account for all taxable periods ending prior to the date of the IPO Closing Date.

          "Accumulated Adjustment Account" means the accumulated adjustment account maintained by the Company under Section 1368(e)(1) of the Code.

          "Adjustment Date" means (a) if the Closing occurs on or before the twentieth day of a month, the last day of the second month preceding the date of the Closing and (b) if the Closing occurs after the twentieth day, and on or before the last day, of a month, the last day of the month preceding the date of the Closing.

          "Agreement" means this Agreement, including the Disclosure Statement relating to this Agreement and all attached Schedules, Annexes and Exhibits, as each of them may be amended, modified or supplemented from time to time under their provisions or the provisions of this Agreement.

          "Business Corporation Act" means the California General Corporation
     Law.

          "Cash Basis Accounts Receivable Distribution Amount" has the meaning specified in Section 2.07.

          "Ceiling Amount" means at any time (a) $9,640,132 plus (b) the aggregate amount of Contingent Merger Consideration which the Stockholders have been paid, or are entitled to be paid, at such time.

          "Closing" has the meaning specified in Section 7.01(a).

          "Company Common Stock" means the common stock, no par value per share, of the Company.

          "Contingent Merger Consideration" means the consideration payable to the Stockholders pursuant to Sections 2.08(a) and 2.08(b).

          "Counsel for the Company and the Stockholders" means Mandel Bruder & Verges.

          "Counsel for WORK and Newco" means Porter & Hedges, L.L.P.

          "Current Balance Sheet" means the unaudited balance sheet of the Company at March 31, 1998, which is included in the Initial Financial Statements.

          "Current Balance Sheet Date" means March 31, 1998.

          "Current Date" means any day during the 20-day period ending on the date of the Closing.

          "Designated Current Liabilities" means current liabilities of the Company with respect to current accrued and current deferred income taxes and current liabilities of the Company with respect to indebtedness incurred by the Company to enable the Company to make AAA Distributions after the Initial Calculation Date.

          "Disclosure Statement" means the written statement executed by the Company and each of the Stockholders and delivered to WORK prior to the execution and delivery of this Agreement, in which either (a) exceptions are taken to certain of the representations and warranties made by the Company and the Stockholders in this Agreement or (b) it is confirmed that no exception is taken to that representation and warranty.

          "Earn-Out EBIT" means, for any period, earnings of the Company for such period before interest expense and federal and state income taxes, all determined in accordance with GAAP, adjusted to: (a) exclude investment income and gains and losses from dispositions of capital assets, (b) exclude all extraordinary items of gain or loss, as defined by GAAP, to be applied on a basis consistent with the Initial Financial Statements dated as of December 31, 1997, and (c) eliminate any management fees or administrative costs (including audit fees) charged by WORK to the Company, and any charges to the Company's earnings with respect of allocations of indirect corporate overhead expenses, including amortization of goodwill and other intangibles, but not eliminating expenses directly attributable to the Company or its operations, such as charges for insurance coverage, charges for employee benefit plans and charges associated with obtaining the Company's accounting and financial information in an accurate and timely manner; provided, however, that such charges for insurance coverage shall not be greater than the cost being paid by the Company for similar coverage at the time of the Closing, and any employee benefit plan charges per employee will not be greater than the charges being paid at the time of Closing.

          "Effective Time" has the meaning specified in Section 2.02.

          "Estimated AAA Amount" means $1,255,893, the estimated amount, as of the Initial Calculation Date, of the Accumulated Adjustment Account.

          "Estimated Cash Basis Adjustment Amount" means $1,235,464, the estimated amount, as of the Initial Calculation Date, of the net adjustment that would be required under

     Section 481(a) of the Code if the Company changed its method of accounting for tax purposes from the cash basis to the accrued basis.

          "Initial Calculation Date" means March 31, 1998.

          "Initial Financial Statements" means (a) the audited balance sheets of the Company at December 31, 1997 and 1996 and the related audited statements of operations, stockholders' equity and cash flows for each of the Company's three fiscal years in the three-year period ended December 31, 1997, together with the related audit report of KPMG Peat Marwick LLP, and (b) the Current Balance Sheet and the related unaudited statements of operations, stockholders' equity and cash flows for the three-month period ended on the Current Balance Sheet Date.

          "Long Term Debt" means indebtedness for borrowed money of the Company with a maturity of one year or more and includes indebtedness incurred under Capital Leases.

          "Majority Stockholders" means any Stockholder or combination of Stockholders who at the date of this Agreement own shares of Company Common Stock representing more than two-thirds of the total number of shares of Company Common Stock outstanding at the date of this Agreement.

          "Merger Consideration" has the meaning specified in Section 2.04.

          "Newco" means PCN Acquisition, Inc., a California corporation.

          "New Employment Agreements" means the Employment Agreements entered into as of the date of this Agreement, between the Company and James Schneider and Peter Jozwik, respectively.

          "Parties" means the parties to this Agreement.

          "Pro Rata Share" means for each Stockholder the fraction expressed as a percentage and set forth in Schedule 2.04, (a) the numerator of which is the number of shares of outstanding Company Common Stock owned by that Stockholder, as set forth in Schedule 2.04, and (b) the denominator of which is the total number of shares of outstanding Company Common Stock owned by all Stockholders, as set forth in Schedule 2.04.

          "Responsible Officer" means either of James Schneider or Peter Jozwik.

          "Restricted Period" has the meaning specified in Section 11.02.

          "Staffing Industry" means the business of providing temporary personnel staffing, personnel placement, staff leasing, professional employer organization and training and business solutions.

          "Surviving Corporation" means the Company, which is to be designated in the Certificate of Merger as the surviving corporation of the Merger.

          "Territory" has the meaning specified in Section 10.01.

          "Threshold Amount" means 2% of the Ceiling Amount.

          "Transfer Taxes" has the meaning specified in Section 11.07.

          "Uniform Provisions" means the Uniform Provisions for the Acquisition of Founding Companies attached as Annex 1 to this Agreement.

          "WORK" means Work International Corporation, a Texas corporation.

          "WORK Acquisition Candidate" means any Entity engaged in the Staffing Industry and which shall have been called on by any of the Company, WORK or a Subsidiary of the Company or WORK in connection with the possible acquisition by any of them of that Entity or with respect to which any of them has made an acquisition analysis.

          "Working Capital" means (a) current assets of the Company minus (b) the sum of (i) the product of current liabilities of the Company (other than Designated Current Liabilities) multiplied by 1.25 and (ii) the product of the Designated Current Liabilities multiplied by 1.00.

     Section 1.02. Definitions in Uniform Provisions.  Capitalized terms used
                   ---------------------------------
in this Agreement but not defined in this Section 1.01 have the meanings assigned to them in the Preliminary Statements or in Article I of the Uniform Provisions (the text of which is by this reference incorporated in this Agreement), as the case may be.

                                   ARTICLE II

                         THE MERGER AND RELATED MATTERS

     Section 2.01.  Certificate of Merger.  On the terms and subject to the
                    ---------------------
conditions of this Agreement, the Company will cause a Certificate of Merger to be duly executed and delivered on or promptly after the date of the Closing to the Secretary of State of the State of California.

     Section 2.02.  The Effective Time.  The effective time of the Merger (the
                    ------------------
"Effective Time") will be the time on the IPO Closing Date which the Certificate of Merger specifies or, if the Certificate of Merger does not specify another time, 8:00 a.m., central time, on the IPO Closing Date.

     Section 2.03.  Certain Effects of the Merger.  At and as of the Effective
                    -----------------------------
Time, (a) Newco will be merged with and into the Company in accordance with the provisions of the Business

Corporation Act, (b) Newco will cease to exist as a separate legal entity, (c) the certificate or articles of incorporation of the Company will be amended to change its authorized capital stock to 1,000 shares, par value $1.00 per share, of Common Stock, (d) the Company will be the Surviving Corporation and, as such, will, all with the effect provided by the Business Corporation Act, (i) possess all the properties and rights, and be subject to all the restrictions and duties, of the Company and Newco and (ii) be governed by the laws of the State of California, (e) the Charter Documents of the Company then in effect (after giving effect to the amendment of the Company's certificate or articles of incorporation specified in clause (c) of this sentence) will become and thereafter remain (until changed in accordance with (i) applicable law, in the case of the certificate or articles of incorporation or (ii) their terms, in the case of the bylaws) the Charter Documents of the Surviving Corporation, (f) the initial board of directors of the Surviving Corporation will be the Persons named in Schedule 2.03, who will hold the office of director of the Surviving Corporation subject to the provisions of the applicable laws of the State of California and the Charter Documents of the Surviving Corporation, and (g) the officers of the Surviving Corporation immediately following the Merger will be as set forth in Schedule 2.03, and each of the Persons so designated in Schedule
2.03 will serve in each office specified for that Person in Schedule 2.03, subject to the provisions of the Charter Documents of the Surviving Corporation, until his or her successor is duly elected to, and, if necessary, qualified for, that office.

     Section 2.04. Effect of the Merger on Capital Stock.  As of the Effective
                   -------------------------------------
Time, as a result of the Merger and without any action on the part of any holder thereof:

             (a) the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time will (i) be converted into the right to receive, without interest, on surrender of the certificate evidencing those shares, the amount of cash and the number of shares of WORK Common Stock set forth or determined as provided in Schedule 2.04 (the "Merger Consideration") and the Contingent Merger Consideration, (ii) cease to be outstanding and to exist, and (iii) be canceled and retired;

             (b) each share of Company Common Stock held in the treasury of the Company or by any Company Subsidiary will (i) cease to be outstanding and to exist and (ii) be canceled and retired; and

             (c) each share of Newco Common Stock issued and outstanding immediately prior to the Effective Time will be converted into one share of Common Stock, par value $1.00 per share, of the Surviving Corporation, and the shares of Common Stock of the Surviving Corporation issued on such conversion will constitute all the issued and outstanding shares of Capital Stock of the Surviving Corporation.

Each holder of a certificate representing shares of Company Common Stock immediately prior to the Effective Time will, as of the Effective Time and thereafter, cease to have any rights respecting those shares other than the right to receive, without interest, the Merger Consideration and the additional cash, if any, owing with respect to those shares as provided in Section 2.06.

     Section 2.05. Delivery, Exchange and Payment.
                   ------------------------------

          (a) At or after the Effective Time: (i) each Stockholder, as the holder of certificates representing shares of Company Common Stock, will, on surrender of his certificates to WORK (or any agent which may be appointed by WORK for purposes of this Section 2.05), receive, and WORK will pay and issue to each Stockholder, in each case subject to the provisions of Section 2.06, the Merger Consideration; and (ii) until any certificate representing Company Common Stock has been surrendered and replaced pursuant to this Section 2.05, that certificate will, for all purposes, be deemed to evidence ownership of the number of whole shares of WORK Common Stock, and the right to receive cash, included in the Merger Consideration payable in respect of that certificate pursuant to Section
     2.04. All shares of WORK Common Stock issuable in the Merger will be deemed for all purposes to have been issued by WORK at the Effective Time. All cash included in the Merger Consideration shall be paid, at WORK's option, by (a) WORK's company check or checks, (b) one or more wire transfers to accounts designated by the respective Stockholders at least five Business Days before the IPO Closing Date, or (c) certified or official bank check or checks.

          (b) Each Stockholder will deliver to WORK (or any agent that may be appointed by WORK for purposes of this Section 2.05), on or before the IPO Closing Date, the certificates representing Company Common Stock owned by the Stockholder, duly endorsed in blank by him, or accompanied by stock powers duly executed by him in blank, and with all necessary transfer tax and other revenue stamps, acquired at his expense, affixed and canceled. Each Stockholder shall cure any deficiencies in the endorsement of the certificates or other documents of conveyance respecting, or in the stock powers accompanying, the certificates representing Company Common Stock delivered by him.

          (c) No dividends (or interest) or other distributions declared or earned after the Effective Time with respect to WORK Common Stock and payable to the holders of record thereof after the Effective Time will be paid to the holder of any unsurrendered certificates representing shares of Company Common Stock for which shares of WORK Common Stock have been issued in the Merger until the unsurrendered certificates are surrendered as provided herein, but (i) on such surrender, WORK will cause to be paid, to the Person in whose name the certificates representing such shares of WORK Common Stock shall then be issued, the amount of dividends or other distributions previously paid with respect to such whole shares of WORK Common Stock with a record date, or which have accrued, subsequent to the Effective Time, but prior to surrender, and the amount of any cash payable to such Person for and in lieu of fractional shares pursuant to Section
     2.06 and (ii) at the appropriate payment date or as soon as practicable thereafter, WORK will cause to be paid to that Person the amount of dividends or other distributions with a record date, or which have been accrued, subsequent to the Effective Time, but which are not payable until a date subsequent to surrender, which are payable with respect to such number of whole shares of WORK Common Stock, subject in all cases to any applicable escheat laws. No interest will be payable with respect to the payment of such dividends or other distributions (or cash for and in lieu of fractional shares) on surrender of outstanding certificates.

     Section 2.06. Fractional Shares. Notwithstanding any other provision of
                   -----------------
this Article II, no fractional shares of WORK Common Stock will be issued, and any Stockholder otherwise entitled to receive a fractional share of WORK Common Stock but for this Section 2.06 will instead be entitled to receive a cash payment for and in lieu thereof in the amount (rounded to the nearest whole dollar) equal to that Person's fractional interest in a share of WORK Common Stock multiplied by $12.

     Section 2.07. Distribution of Cash Basis Accounts Receivable.  On or before
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the day preceding the IPO Closing Date, the Company shall distribute in kind to the Stockholders, in accordance with their respective Pro Rata Shares, cash basis accounts and notes receivable outstanding at such time (including, without limitation, notes, advances and other payment obligations of the Stockholders to the Company) which have a value equal to the net adjustment that would be required under Section 481(a) of the Code if, as of the IPO Closing Date, the Company changed its method of accounting for tax purposes from the cash basis to the accrual basis. In the event that, notwithstanding such distribution, the Company receives any payment with respect to any such receivables, the Company will promptly pay the amount so received over to the Stockholders in accordance with their respective Pro Rata Shares. The aggregate amount of accounts and notes receivable to be distributed pursuant to this Section 2.07 is herein referred to as the "Cash Basis Accounts Receivable Distribution Amount."

     Section 2.08. Contingent Merger Consideration.
                   --------------------------------

          (a) On April 1, 1999, WORK will pay to the Stockholders, pro rata in accordance with their respective Pro Rata Shares, cash in an amount equal to seven times the amount by which the Earn-out EBIT for the twelve-month period ended December 31, 1998 exceeds $1,139,006.

          (b) On April 1, 2000, WORK will pay to the Stockholders, pro rata in accordance with their respective Pro Rata Shares, cash in an amount equal to five times the amount by which the Earn-out EBIT for the twelve-month period ended December 31, 1999 exceeds the Earn-out EBIT for the twelve-month period ended December 31, 1998.

          (c) The obligation of WORK to pay Contingent Merger Consideration to any Stockholder will not be affected by the termination of such Stockholder's employment by the Company as the result of such Stockholder's death, disability or for any other reason.

          (d) During the period from the date of Closing until December 31, 1999, (i) the Stockholders will be given sufficient autonomy, working capital and other reasonable support to manage the daily operations of the Company, consistent with prior practices and reasonable business judgment,
     (ii) WORK will cause James Schneider to be elected a director of the Company to serve throughout such period; provided, however, that in the event that prior to the end of such period Mr. Schneider is no longer a director of the Company for any reason, WORK will cause Peter Jozwik to be elected to serve, as of the time of the vacancy of the seat held by Mr. Schneider until the end of the remainder of such period, as a director of the Company and (iii) WORK will, and will cause the Company, to sign such proxies and other documents and to take such other action as may be reasonably required from time to time to accomplish the action reflected in clause (ii) above. In addition, the Company will not terminate the employment of Mr. Schneider or Mr. Jozwik during such period except for death, disability or Cause (as such term is defined in the New Employment Agreement).

          (e) WORK agrees that from the IPO Closing Date until December 31, 1999, WORK will not cause the Company to:

               (i)  be liquidated or dissolved;

               (ii) sell all or substantially all of its assets, sell all or substantially all of the Company's stock, or merge the Company with any other entity;

               (iii)relocate the Company's principal office from its present location or open any new offices or locations;

               (iv) acquire another business entity or the assets or operations of another business entity;

               (v)  increase the number of employees; or

               (vi) make any expenditures outside the normal course of the
                    Company's business.

     Except as specifically prohibited above in this Section 2.08(e), the Company may at any time change or discontinue any of its present or future assets or operations, or may close any of its present or future offices, or undertake new operations, or may take any and all steps which the Company's Board of Directors, in its reasonable business judgment and by unanimous vote, shall deem advisable and in the best interest of the Company, and if any such action adversely affects the Earn-Out EBIT, the Stockholders shall have no claim or recourse by reason of such action.

          (f) The calculation of Earn-out EBIT will be performed by the Company based on the Company's financial statements as audited by WORK's independent public accountants. Any dispute arises with respect to the amount of the Contingent Merger Consideration shall be resolved by WORK's independent public accountants or any other mutually acceptable dispute resolution procedure.

                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

     Each Stockholder, severally as to himself or herself only, represents and warrants to, and agrees with, WORK that the representations and warranties contained in Article III of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct, and the agreements set forth therein are hereby agreed to.

                                  ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                       THE COMPANY AND THE STOCKHOLDERS

     The Company and each Stockholder jointly and severally represent and warrant to, and agree with, WORK that the representations and warranties contained in Article IV of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct, and the agreements set forth therein are hereby agreed to.

                                   ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF WORK AND NEWCO

     WORK and Newco jointly and severally represent and warrant to, and agree with, the Company and each Stockholder that the representations and warranties contained in Article V of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct, and the agreements set forth therein are hereby agreed to.

                                  ARTICLE VI

                   COVENANTS EXTENDING TO THE EFFECTIVE TIME

     Until the Effective Time, subject to the waiver provisions of Section 11.05, each Party will comply with each covenant for which provision is made in
Article VI of the Uniform Provisions (the text of which Article VI is hereby incorporated herein by this reference) to be performed or observed by that Party.

                                  ARTICLE VII

            THE CLOSING AND CONDITIONS TO CLOSING AND CONSUMMATION

     Section 7.01. The Closing and Conditions to Closing.
                   -------------------------------------

             (a)   The Closing.  On or before the IPO Pricing Date, the Parties
                   -----------
      will take all actions necessary to (i) effect the Merger on the IPO Closing Date (including, as permitted by the Business Corporation Act, (A) the execution of a Certificate of Merger meeting the requirements of the Business Corporation Act and providing that the Merger will become effective on the IPO Closing Date and (B) the filing of the Certificate of Merger with the Secretary of State of the State of California), (ii) verify the existence and ownership of the certificates evidencing the Company Common Stock to be exchanged for the Merger Consideration pursuant to
     Section 2.05, and (iii) satisfy the document delivery requirements to which the obligations of the Parties to effect the Merger and the other transactions contemplated hereby are conditioned by the provisions of this
     Article VII (all those actions collectively being the "Closing"). The Closing will take place at the offices of Porter & Hedges, L.L.P., 700 Louisiana, Houston, Texas at 10:00 a.m., Houston time, or at such later time on the IPO Pricing Date as WORK shall specify by written notice to James Schneider. The actions taken at the Closing will not include the completion of either the Merger or the delivery of the Company Common Stock or the Merger Consideration pursuant to Section 2.05. Instead, on the IPO Closing Date, the Certificate of Merger will become effective pursuant to
     Section 2.02, and all transactions contemplated by this Agreement to be closed or completed on or before the IPO Closing Date, including the surrender of the Company Common Stock in exchange for the Merger Consideration will be closed or completed, as the case may be. During the period from the Closing to the IPO Closing Date, this Agreement may be terminated by the parties only pursuant to Section 12.01 (b).

             (b)   Incorporation by Reference.  The text of Article VII of the
                   --------------------------
     Uniform Provisions hereby is incorporated herein by this reference.

                                 ARTICLE VIII

                    COVENANTS FOLLOWING THE EFFECTIVE TIME

     From and after the Effective Time, subject to the waiver provisions of
Section 11.05, each Party (other than the Company) will comply with each covenant for which provision is made in Article VIII of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) to be performed or observed by that Party.

                                  ARTICLE IX

                                INDEMNIFICATION

     The text of Article IX of the Uniform Provisions hereby is incorporated herein by this reference.

                                   ARTICLE X

                          LIMITATIONS ON COMPETITION

      Section 10.01 Prohibited Activities.  Each Stockholder severally agrees
                    ---------------------
that he will not during the period beginning on the date hereof and ending on the second anniversary of the IPO Closing Date, directly or indirectly, for any reason, for his own account or on behalf of or together with any other Person:

          (a) engage as an officer, director or in any other managerial capacity or as an owner, co-owner or other investor of or in, whether as an employee, independent contractor, consultant or advisor, in any business in the Staffing Industry in competition with the Company, any Company Subsidiary or WORK or any Subsidiary of WORK (WORK and its Subsidiaries collectively being called "WORK" for purposes of this Article X) within any territory surrounding any office or facility (each a "facility") in which any of the Company or the Company Subsidiaries was engaged in business on the date hereof or immediately prior to the Effective Time (for purposes of this Article X, the territory surrounding a facility shall be the area located within 50 miles of the facility, all of such locations being herein collectively called the "Territory");

          (b) call on any natural Person who is at that time employed by the Company, any Company Subsidiary or WORK with the purpose or intent of attracting that person from the employ of the Company, any Company Subsidiary or WORK, provided that a Stockholder may call on and hire any of his Immediate Family Members;

          (c) call on any Person that at that time is, or at any time within one year prior to that time was, a customer of the Company, any Company Subsidiary or WORK within the Territory, (i) for the purpose of soliciting or selling any product or service in competition with the Company, any Company Subsidiary or WORK within the Territory and (ii) with the knowledge of the customer relationship; or

          (d) call on any WORK Acquisition Candidate, with the knowledge of that Person's status as a WORK Acquisition Candidate, for the purpose of acquiring that Person or arranging the acquisition of that Person by any Person other than WORK.

Notwithstanding the foregoing, any Stockholder may own and hold as a passive investment up to 1% of a class of the outstanding Capital Stock of a competing Entity if that class of Capital Stock is publicly traded.

     Section 10.02. Damages.  Because of the difficulty of measuring economic
                    -------
losses to WORK as a result of any breach by a Stockholder of his covenants in
Section 10.01, and because of the immediate and irreparable damage that could be caused to WORK for which it would have no other adequate remedy, each Stockholder agrees that WORK may enforce the provisions of Section 10.01 by injunctions and restraining orders against the Stockholder if he breaches any of those provisions.

     Section 10.03. Reasonable Restraint.  The Parties each agree that Sections
                    --------------------
10.01 and 10.02 impose a reasonable restraint on the Stockholders in light of the activities and business of WORK on the date hereof, the current business plans of WORK and the investment by each Stockholder in WORK as a result of the Merger.

     Section 10.04. Severability; Reformation.  The covenants in this Article X
                    -------------------------
are severable and separate. The unenforceability of any specific covenant in this Article X is not intended by any Party to, and shall not, affect the provisions of any other covenant in this Article X. If any court of competent jurisdiction determines that the scope, time or territorial restrictions set forth in Section 10.01 are unreasonable as applied to any Stockholder, the Parties, including the Stockholder in question, acknowledge their mutual intention and agreement that those restrictions be enforced to the fullest extent the court deems reasonable, and thereby shall be reformed to that extent as applied to that Stockholder and any other Stockholder similarly situated.

     Section 10.05. Independent Covenant.  All the covenants in this Article X
                    --------------------
are intended by each Party to, and shall, be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Stockholder against WORK, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by WORK of any covenant in this Article X. It is specifically agreed that the period specified in Section 10.01 shall be computed in the case of each Stockholder by excluding from that computation any time during which that Stockholder is in violation of any provision of Section 10.01. The covenants contained in this Article X shall not be affected by any breach of any other provision of this Agreement by any Party.

     Section 10.06. Materiality.  The Company and each Stockholder, severally
                    -----------
and not jointly with any other Person, hereby agree that this Article X is a material and substantial part of the transactions contemplated by this Agreement.

                                  ARTICLE XI

                              GENERAL PROVISIONS

     Section 11.01. Treatment of Confidential Information.
                    -------------------------------------

          (a) Each of the Company and the Stockholders, severally and not jointly with any other Person, acknowledges that it has or may have had in the past, currently has and in the future may have access to Confidential Information of the Company and the Company Subsidiaries, the Other Founding Companies and their Subsidiaries and WORK and its Subsidiaries. Each of the Company and the Stockholders, severally and not jointly with any other Person, agrees that it will keep confidential all such Confidential Information furnished to it and, except with the specific prior written consent of WORK will not disclose such Confidential Information to any Person except (a) Representatives of WORK, (b) its own Representatives, provided that these Representatives (other than counsel) agree to the confidentiality provisions of this Section 11.01; and provided, further, that Confidential Information shall not include (i) such information which becomes known to the public generally through no fault of any Stockholder,
     (ii) information required to be disclosed by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), each Stockholder shall, if possible, give prior written notice thereof to WORK and provide WORK with the opportunity to contest such disclosure, or (iii) information with respect to which the disclosing party reasonably believes disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by any Stockholder of the provisions of this Section 11.01 with respect to any Confidential Information, WORK shall be entitled to an injunction restraining such Stockholder from disclosing, in whole or in part, that Confidential Information. Nothing herein shall be construed as prohibiting WORK from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

          (b) Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Section 11.01(a), and because of the immediate and irreparable damage that would be caused to WORK for which it would have no other adequate remedy, each of the Company and the Stockholders agrees that WORK may enforce the provisions of Section 11.01(a) by injunctions and restraining orders against each of them who breaches any of those provisions.

          (c) The obligations of WORK set forth in Section 6.01(d) are incorporated in this Section 11.01 by this reference.

          (d) The obligations of the parties under this Section 11.01 shall survive the termination of this Agreement.

     Section 11.02. Restrictions on Transfers of WORK Common Stock.
                    ----------------------------------------------

          (a) During the one-year period ending on the first anniversary of the IPO Closing Date (the "Restricted Period"), no Stockholder voluntarily will: (i) sell, assign, exchange, transfer, encumber, pledge, distribute, appoint or otherwise dispose of (A) any shares of WORK Common Stock received by any Stockholder in the Merger or (B) any interest in (including any option to buy or sell) any such shares of WORK Common Stock, in whole or in part, and WORK will have no obligation to, and shall not, treat any such attempted transfer as effective for any purpose; or (ii) engage in any transaction, whether or not with respect to any shares of WORK Common Stock or any interest therein, the intent or effect of which is to reduce the risk of owning the shares of WORK Common Stock acquired pursuant to Section
     2.04 (including, for example engaging in put, call, short-sale, straddle or similar market transactions); provided, however, that this Section 11.02 shall not restrict any transfer of WORK Common Stock acquired by a Stockholder pursuant to Section 2.04 to any of that Stockholder's Related Persons who agree in writing to be bound by the provisions of Section 11.01 and this Section 11.02. The certificates evidencing the WORK Common Stock delivered to each Stockholder pursuant to Section 2.05 will bear a legend substantially in the form set forth below:

          EXCEPT PURSUANT TO THE TERMS OF THE AGREEMENT AND PLAN OF REORGANIZATION AMONG THE ISSUER, THE HOLDER OF THIS CERTIFICATE AND THE OTHER PARTIES THERETO, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE VOLUNTARILY SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED VOLUNTARY SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION OF ANY OF THOSE SHARES, DURING THE PERIOD ENDING ON [DATE THAT IS THE FIRST ANNIVERSARY OF THE IPO CLOSING DATE] (THE "RESTRICTED PERIOD"). ON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE EXPIRATION OF THE RESTRICTED PERIOD.

          (b) Each Stockholder, severally and not jointly with any other Person,
     (i) acknowledges that the shares of WORK Common Stock to be delivered to him pursuant to Section 2.04 (A) have not been and, except pursuant to the Registration Rights Agreement, if applicable, will not be registered under the Securities Act and therefore may not be resold by him without compliance with the Securities Act and (B) will, as a result of their restrictions on transferability which are imposed by this Agreement during the Restricted Period, have a value materially less at the Effective Time than the value of then freely tradeable shares of WORK Common Stock, and
     (ii) covenants that none of the shares of WORK Common Stock issued to him pursuant to Section 2.04 will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all the applicable provisions of the Securities Act and the rules and regulations of the SEC and applicable state securities laws and regulations. All certificates evidencing shares of WORK Common Stock issued pursuant to Section 2.04 will bear the following legend in addition to the legend prescribed by Section 11.02(a):

          THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THAT ACT AND OTHER APPLICABLE SECURITIES LAWS.

     In addition, certificates evidencing shares of WORK Common Stock issued to each Stockholder pursuant to Section 2.04 will bear any legend required by
     (i) the securities or blue sky laws of the state in which that Stockholder resides or (ii) the Underwriter in connection with any agreement of that Stockholder with the Underwriter to the effect set forth in Section 11.02(a).

     Section 11.03. Brokers and Agents.  The Stockholders jointly and severally
                    ------------------
represent and warrant to WORK that the Company is not directly or indirectly obligated to pay any broker or similar agent in connection with the transactions contemplated hereby and agree, without regard to the Threshold Amount limitations set forth in Article IX, to indemnify WORK against all Damage Claims arising out of claims for any and all fees and commissions of brokers or similar agents employed or promised payment by the Company.

     Section 11.04. Assignment; No Third Party Beneficiaries.  This Agreement
                    ----------------------------------------
and the rights of its Parties may not be assigned (except by operation of law) and shall be binding on and inure to the benefit of the Parties, the successors of WORK, and the heirs and legal representatives of the Stockholders (and, in the case of any trust, the successor trustees of the trust). Neither this Agreement nor any other Transaction Document is intended, or shall be construed, deemed or interpreted, to confer on any Person not a party hereto or thereto any rights or remedies hereunder or thereunder, except as provided in Section 6.05(b) or 11.14, in Article IX, or as otherwise provided expressly herein or therein.

     Section 11.05. Entire Agreement; Amendment; Waivers.  This Agreement and
                    ------------------------------------
the documents delivered pursuant to it constitute the entire agreement and understanding among the Parties and supersede all prior agreements and understandings, both written and oral, relating to the subject matter of this Agreement. This Agreement may be amended, modified or supplemented, and any right hereunder may be waived, if, but only if, the amendment, modification, supplement or waiver is in writing and signed by the Majority Stockholders, the Company and WORK. The waiver of any of the terms and conditions of this Agreement shall not be construed or interpreted as, or deemed to be, a waiver of any of its other term or conditions.

     Section 11.06. Counterparts.  This Agreement may be executed in multiple
                    ------------
counterparts, each of which will be an original, but all of which together will constitute one and the same instrument.

     Section 11.07. Expenses.  Whether or not the transactions contemplated
                    --------
hereby are consummated, (a) WORK will pay the fees, expenses and disbursements of WORK and Newco and their Representatives which are incurred in connection with the subject matter of this Agreement and any amendments to this Agreement including all costs and expenses incurred in the performance of and compliance with all conditions to be performed by WORK and Newco under this Agreement, including the costs of preparing the Registration Statement, (b) WORK will pay up to a maximum of $25,000 in the aggregate of the fees, expenses and disbursements of Bracewell and Patterson, L.L.P., counsel to the Founding Companies, incurred in connection with the subject matter of this Agreement, and
(c) the Stockholders will pay from personal funds, and not from funds of the Company or any Company Subsidiary, (i) all sales, use, transfer and other similar taxes and fees (collectively, "Transfer Taxes") incurred in connection with the transactions contemplated hereby, and (ii) the fees, expenses and disbursements of Counsel for the Company and the Stockholders incurred in connection with the subject matter of this Agreement and the Registration Statement on or before the IPO Closing Date. The Stockholders will file all necessary documentation and Returns with respect to all Transfer Taxes. In addition, each Stockholder acknowledges that he, and not the Company, WORK or the Surviving Corporation, will pay all Taxes due upon receipt of the consideration payable to the Stockholder pursuant to Article II.

     Section 11.08. Notices.  All notices required or permitted hereunder shall
                    -------
be in writing, and shall be deemed to be delivered and received (a) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the Party to whom notice is sent or (b) if delivered by mail (whether actually received or not), at the close of business on the third Business Day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate Party or Parties, at the address of such Party set forth below (or at such other address as such party may designate by written notice to all other Parties in accordance herewith):

                    (i)   if to WORK or Newco, addressed to it at:

                          Work International Corporation
                          700 Louisiana, Suite 3900
                          Houston, Texas 77002
                          Attn.:  Monte R. Stephens
                                  Vice President and Chief Acquisitions Officer
                          Telecopy No.: (713) 225-6104

            with copies (which shall not constitute notice for purposes of this Agreement) to:

                          Porter & Hedges, L.L.P.
                          700 Louisiana, 35th Floor
                          Houston, Texas 77002-2764
                          Attn:   William W. Wiggins, Jr.
                          Telecopy No.: (713) 228-4935

                    (ii) if to the Stockholders, addressed to them at their respective addresses set forth in Schedule 2.04; and

                    (iii) if to the Company, addressed to it at:

                          595 Market Street
                          Suite 1400
                          San Francisco, CA 94105-2821
                          Attn: Jim Schneider
                          Telecopy No.: (415) 777-8632

            with copies (which shall not constitute notice for purposes of this Agreement) to:

                          Mandel Buder & Verges
                          101 Vallejo Street
                          San Francisco, CA 94111
                          Attn:  Bill Mandel
                          Telecopy No.:  (415) 989-5143

     SECTION 11.09. GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND
                    -------------
OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE, WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF: PROVIDED, HOWEVER, THAT: (A) ARTICLE X AND THE RIGHTS AND OBLIGATIONS THEREUNDER OF THE PARTIES WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF AND (B) MATTERS PERTAINING SOLELY TO THE LEGALITY AND EFFECTUATION OF THE MERGER SHALL BE GOVERNED BY THE BUSINESS CORPORATION ACT.

     Section 11.10. Exercise of Rights and Remedies.  Except as otherwise
                    -------------------------------
provided herein, no delay or omission in the exercise of any right, power or remedy accruing to any Party as a result of any breach or default hereunder by any other Party shall impair any such right, power or remedy, nor shall it be construed, deemed or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be construed, deemed or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver.

     Section 11.11. Time.  Time is of the essence in the performance of this
                    ----
Agreement in all respects.

     Section 11.12. Reformation and Severability.  If any provision of this
                    ----------------------------
Agreement is invalid, illegal or unenforceable, that provision shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the Parties as expressed herein, and if such a modification is not possible, that provision shall be severed from this

Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     Section 11.13. Remedies Cumulative.  Except as otherwise provided in
                    -------------------
Section 9.06, no right, remedy or election given by any term of this Agreement shall be deemed exclusive, but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

     Section 11.14. Respecting the IPO.  Each of the Company and the
                    ------------------
Stockholders acknowledges and agrees that: (a) no firm commitment, binding agreement or promise or other assurance of any kind, whether express or implied, oral or written, exists at the date hereof that the Registration Statement will become effective or that the IPO will occur at a particular price or within a particular range of prices or occur at all; (b) neither WORK or any of its Representatives nor any prospective underwriters in the IPO will have any liability to the Company, the Stockholders or any of their respective Affiliates or associates for any failure of (i) the Registration Statement to become effective (provided, however, that WORK will use its reasonable best efforts to cause the Registration Statement to become effective prior to September 30,
1998) or (ii) the IPO to occur at a particular price or within a particular range of prices or to occur at all; and (c) the decision of Stockholders to enter into this Agreement, or to vote in favor of or consent to the Merger, has been or will be made independent of, and without reliance on, any statements, opinions or other communications of, or due diligence investigations that have been or will be made or performed by, any prospective underwriter relative to WORK or the IPO. The Underwriter shall have no obligation to any of the Company and the Stockholders with respect to any disclosure contained in the Registration Statement except for written information concerning the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement.

     Section 11.15. Consents.
                    --------

          (a) The Stockholders, as the owners and holders of all the Capital Stock of the Company, hereby consent to and approve the Merger and the plan of merger contemplated by this Agreement pursuant to Sections 603 and 1113 of the Business Corporation Act.

          (b) WORK hereby consents to and approves the Merger and the plan of merger contemplated by this Agreement pursuant to Sections 603 and 1113 of the Business Corporation Act.

     Section 11.16. Repayment of Obligations.  On or before the IPO Closing
                    ------------------------
Date, each of the Stockholders shall repay (or distribute in accordance with Section 2.07) the entire unpaid amount of all notes, advances and other payment obligations owed by such Stockholder to the Company.

     Section 11.17. Treatment of Prospective Stockholders.  Each of the
                    -------------------------------------
Prospective Stockholders has been granted the conditional right to acquire shares of the Company Common Stock from the Stockholders. The Company and the Stockholders agree that, prior to Closing, they intend to take all such actions as may be reasonably necessary to transfer such shares of Company Common Stock to the Prospective Stockholders pursuant to the terms and conditions set forth in any and all agreements entered into by the Stockholders and the Prospective Stockholders. Upon the transfer of those shares, the Company Common Shares will be owned as follows:

       Name                  No. of Shares       Percentage Interest
      ------                 -------------       -------------------
  James Schneider              90,000                   45%
  Peter Jozwik                 90,000                   45%
  Heinz H. Bartesch            10,000                    5%
  Gregory J. Krueger           10,000                    5%
                             -------------       -------------------
                              200,000                  100%

From and after the transfer of such shares to the Prospective Stockholders, the Prospective Stockholders will be deemed to be Stockholders hereunder and the Pro Rata Shares of the Stockholder and the Prospective Stockholders will be adjusted in accordance with the foregoing percentage interests. The Prospective Stockholders hereby agree that their rights to acquire shares of Company Capital Stock, and their right, if any, to receive compensation pursuant to "phantom stock" or any other similar arrangement, will terminate and be of no further force and effect upon the issuance of the shares of Company Common Stock contemplated hereby or the occurrence of the Effective Time, whichever first occurs. If the transfer of such shares has not taken place as of the Effective Time, the Prospective Stockholders shall have no rights hereunder or claims against WORK, the Company or the Stockholders.

                                  ARTICLE XII

                                  TERMINATION

     Section 12.01. Termination of This Agreement.
                    -----------------------------

          (a) This Agreement may be terminated at any time prior to the Closing solely:

              (i)   by the mutual written consent of WORK and the Company;

              (ii) by the Majority Stockholders or the Company, on the one hand, or by WORK, on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by September 30, 1998, unless the failure of such transactions to be consummated results from the willful failure of the Party (or in the case of the Stockholders and the Company, any of them) seeking to terminate this Agreement to perform or adhere to any agreement required hereby to be performed or adhered to by that Party prior to or at the Closing or thereafter on the IPO Closing Date; provided, however, that the date September 30, 1998, set forth above shall be extended to October 31, 1998, unless, on or before September 15, 1998, Founding Companies which are to receive a majority of the initial merger consideration (valuing shares of WORK Common Stock at $12 per share) to be received by all the Founding Companies on the IPO
          Closing Date notify WORK that they have elected not to extend such date beyond September 30, 1998;

              (iii) by the Majority Stockholders or the Company, on the one hand, or by WORK, on the other hand, if a material breach or default shall be made by the other Party (or in the case of the Stockholders and the Company, any of them) in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein and such breach or default continues for fifteen days after written notice from the Majority Stockholders or the Company, on the one hand, or from WORK on the other hand; or

              (iv)  by WORK if it is entitled to do so as provided in Section
          6.06.

          (b) This Agreement may be terminated after the Closing solely:

              (i) by WORK or the Company if the Underwriting Agreement is terminated pursuant to its terms after the Closing and prior to the consummation of the IPO; or

              (ii) automatically and without action on the part of any party hereto if the IPO is not consummated within 15 Business Days after the date of the Closing.

          (c) If this Agreement is terminated pursuant to this Section 12.01, the Merger will be deemed for all purposes to have been abandoned and of no force or effect. If this Agreement is terminated pursuant to this Section
     12.01 after the Certificate of Merger has been filed with the Secretary of State of the State of California, but before the IPO has been consummated, WORK (at WORK's expense) will take all actions that Counsel for the Company and the Stockholders advises WORK are required by the applicable laws of the State of California to rescind the Merger.

     Section 12.02. Liabilities in Event of Termination.  If this Agreement is
                    -----------------------------------
terminated pursuant to Section 12.01, there shall be no liability or obligation on the part of any Party except (a) as provided in Section 11.07, or (b) to the extent that such liability is based on the breach by that Party of any of its or his representations, warranties or covenants set forth in of this Agreement.



                           [SIGNATURE PAGE FOLLOWS.]

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                              WORK INTERNATIONAL CORPORATION


                              By:   /s/  Monte R. Stephens
                                    -------------------------------------
                                    Monte R. Stephens, Vice President and
                                    Chief Acquisitions Officer

                              PCN ACQUISITION, INC.


                              By:   /s/  Monte R. Stephens
                                    -------------------------------------
                                    Monte R. Stephens, President and
                                    Chief Acquisitions Officer

                              PROFESSIONAL CONSULTING  NETWORK,  INC.


                              By:   /s/  James Schneider
                                    --------------------------------------
                                    James Schneider, President

                              STOCKHOLDERS:


                                      /s/  James Schneider
                              --------------------------------------------
                              James Schneider


                                      /s/  Peter Jozwik
                              --------------------------------------------
                              Peter Jozwik

                              PROSPECTIVE STOCKHOLDERS:


                                      /s/  Heinz H. Bartesch
                              --------------------------------------------
                              Heinz H. Bartesch


                                      /s/  Gregory J. Krueger
                              --------------------------------------------
                              Gregory J. Krueger

                                  ADDENDUM 1
                                    to the
                     Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                        Work International Corporation
                             PCN Acquisition, Inc.
                     Professional Consulting Network, Inc.
                                      and
                        the Stockholders Named Therein


     A. Words and terms used in this Addendum which are defined in the captioned Agreement to which this is an Addendum are used herein as therein defined.

     B.   The Founding Companies are:

          1.   Absolutely Professional Staffing, Inc.
          2.   Botal Associates, Inc.
          3.   AIM Staffing, Inc.
          4.   Access Staffing, Inc.
          5.   Benetemps, Inc.
          6.   The Burnett Companies Consolidated, Inc.
          7.   Contract Health Professionals Inc.
          8.   Core Personnel, Inc.
          9.   Core Personnel of Arlington, Inc.
          10.  CoreLink Staffing Services, Inc.
          11.  Law Pros Legal Placement Services, Inc.
          12.  Law Resources, Inc.
          13.  Professional Consulting Network, Inc.
          14.  Smith Hanley Associates, Inc.
          15.  Smith Hanley Consulting Group, Inc.
          16.  Sparks Personnel Services, Inc.
          17.  Sparks Associates, Inc.
          18.  Customer Care Solutions, LLC
          19.  Task Management, Inc.
          20.  TOSI Placement Services Inc.
          21.  WSi Personnel Services, Inc.

                                 SCHEDULE 2.03
                                    to the
                     Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                        Work International Corporation
                             PCN Acquisition, Inc.
                     Professional Consulting Network, Inc.
                                      and
                        the Stockholders Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 2.03 are used herein as therein defined.

     B. The directors of the Surviving Corporation immediately after the Effective Time are as follows:

                Samuel Sacco
                B. Garfield French
                James Schneider

     C. The officers of the Surviving Corporation immediately following the Effective Time are as follows:

          President                                James Schneider
          Vice President                           Peter Jozwik
          Vice President and Assistant Secretary   Monte R. Stephens
          Vice President and Assistant Secretary   Mark F. Walz

                                 SCHEDULE 2.04
                                    to the
                     Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                        Work International Corporation
                             PCN Acquisition, Inc.
                     Professional Consulting Network, Inc.
                                      and
                        the Stockholders Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 2.04 are used herein as therein defined.

     B. The name and address of each Stockholder and each Prospective Stockholder are as follows:

          Name                          Address
          --------------------       ----------------------
          James Schneider            8 Deer Hill
                                     Mill Valley, CA  94941

          Peter Jozwik               20 Dutch Valley Lane
                                     San Anselmo, CA  94960

          Heinz H. Bartesch          16 Regina Way
                                     San Rafael, CA 94903

          Gregory J. Krueger         513 Valley View Ct.
                                     Martinez, CA 94553

     C. The aggregate Merger Consideration shall be comprised of (i) an amount of cash equal to $4,820,068, as adjusted pursuant to paragraph D below, and (ii) 401,672 shares of WORK Common Stock, which shall be payable and issuable to the Stockholders pro rata in accordance with their respective Pro Rata Shares. Subject to adjustment as set forth in Section 11.17, the Pro Rata Shares of the Stockholders are as follows:


                            Shares of Pre-Merger        Pro Rata
             Name          Company Common Stock          Share
          ----------       ---------------------        --------
          James Schneider        100,000                   50%
          Peter Jozwik           100,000                   50%

     Following the transfer of shares of the Company Common Stock to the Prospective Stockholders contemplated by Section 11.17, the Pro Rata Shares will be as follows:

                              Shares of Pre-Merger        Pro Rata
             Name            Company Common Stock          Share
          ----------         ---------------------        --------
          James Schneider        90,000                    45%
          Peter Jozwik           90,000                    45%
          Heinz H. Bartesch      10,000                     5%
          Gregory J. Krueger     10,000                     5%
                             ---------------------   ----------------
                                200,000                    100%

     D. The cash portion of the Merger Consideration will be subject to adjustment ba ed upon changes in Working Capital and Long Term Debt between the Initial Calculation Date and the Adjustment Date as follows: (i) the cash portion of the Merger Consideration will be increased for any positive change, and decreased for any negative change, in the Company's Working Capital between the Initial Calculation Date and the Adjustment Date and (ii) the cash portion of the Merger Consideration will be increased for any decrease, and decreased for any increase, in the amount of Long Term Debt, between the Initial Calculation Date and the Adjustment Date. In addition, the cash portion of the Merger Consideration will be (i) reduced by the amount, if any, by which (x) the estimated undistributed balance in the Accumulated Adjustment Account as of the Adjustment Date exceeds (y) the Estimated AAA Amount, (ii) increased by the amount, if any, by which (x) the estimated undistributed balance in the Accumulated Adjustment Account as of the Adjustment Date is less than (y) the Estimated AAA Amount, (iii) reduced by the amount, if any, by which (x) the estimated amount of the net adjustment that would be required under Section 481(a) of the Code if, as of the Adjustment Date, the Company changed its method of accounting for tax purposes from the cash basis to the accrual basis exceeds
(y) the Estimated Cash Basis Adjustment Amount and (iv) increased by the amount, if any, by which (x) the estimated amount of the net adjustment that would be required under Section 481(a) of the Code if, as of the Adjustment Date, the Company changed its method of accounting for tax purposes from the cash basis to the accrual basis is less than (y) the Estimated Cash Basis Adjustment Amount.

     E. The Stockholders will promptly prepare a final Return for the Company for the period ending on the day prior to the IPO Closing Date and will use their best efforts to complete such Return within 45 days after the Closing. In the event such final Return and the accounting records of the Company reflect that, between the Adjustment Date and the IPO Closing Date, the Company shall have made distributions pursuant to Schedule 6.03 in excess of the sum of the estimated undistributed balance in the Accumulated Adjustment Account as of the Adjustment Date and the estimated amount of the net adjustment that would be required under Section 481(a) of the Code if, as of the Adjustment Date, the Company changed its method of accounting for tax purposes from the cash basis to the accrual basis, the Stockholders shall repay to the Company the amount of such excess in accordance with their respective Pro Rata Shares, and the Stockholders' obligation to repay such amount (and their indemnification with respect thereto) shall not be subject to the Threshold Amount limitation on indemnification contained in the first sentence of Section 9.06(a).

                                 SCHEDULE 3.01
                                    to the
                     Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                        Work International Corporation
                             PCN Acquisition, Inc.
                     Professional Consulting Network, Inc.
                                      and
                        the Stockholders Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 3.01 are used herein as therein defined.

     B. Each Stockholder and each Prospective Stockholder is an "accredited investor" as defined in Securities Act Rule 501(a), except for the following:

          Gregory J. Krueger

                                 SCHEDULE 3.02
                                    to the
                     Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                        Work International Corporation
                             PCN Acquisition, Inc.
                     Professional Consulting Network, Inc.
                                      and
                        the Stockholders Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 3.02 are used herein as therein defined.

     B. Subject to the provisions of Section 11.17, the following table sets forth the ownership of the Company's Capital Stock:

                                                            NUMBER OF
                    NAME              CLASS               SHARES OWNED
                    ----              -----               ------------
                    James Schneider   Common                 100,000
                    Peter Jozwik      Common                 100,000

     C.   No exception is taken to the representations and warranties made in
Section 3.02 of the captioned Agreement.

                                 SCHEDULE 3.07
                                    to the
                     Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                        Work International Corporation
                             PCN Acquisition, Inc.
                     Professional Consulting Network, Inc.
                                      and
                        the Stockholders Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 3.07 are used herein as therein defined.

     B. The Stockholders are, alone or with one or more other Persons, the controlling Affiliate of the following Entity, business or trade (other than the Company and the Company Subsidiaries, if the Stockholder is an Affiliate of the Company) that is (a) engaged in any line of business which is the same as or similar to any line of business in which the Company or any Company Subsidiary is engaged or (b) is, or has within the three year period ending on the date of the captioned Agreement, engaged in any transaction with the Company or any Company Subsidiary except for (i) transactions in the ordinary course of business of the Company or that Company Subsidiary and (ii) any single transaction (or series of related transactions) involving property or services having a value, or the payment of money, of less than $10,000:

          None.

                                 SCHEDULE 4.07
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                         Work International Corporation
                             PCN Acquisition, Inc.
                     Professional Consulting Network, Inc.
                                      and
                         the Stockholders Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 4.07 are used herein as therein defined.

     B. Set forth below are the authorized Capital Stock of the Company, the number of shares of Capital Stock of each class or series which are issued and now outstanding, whether any shares of Capital Stock of the Company are held by the Company as treasury shares, and whether any Derivative Securities of the Company are outstanding:

                                          No. of Shares                       No. of Derivative
                         No. of Shares     Issued and      No. of Treasury         Shares
Class       Par Value     Authorized       Outstanding         Shares            Outstanding
-----       ---------     -----------      -----------         ------            -----------
Common      None           1,000,000         200,000            None                None

                                 SCHEDULE 4.11
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                         Work International Corporation
                             PCN Acquisition, Inc.
                     Professional Consulting Network, Inc.
                                      and
                         the Stockholders Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 4.11 are used herein as therein defined.

     B. The following Related Party Agreements will be permitted to continue in effect past the date of the Closing in accordance with their terms, subject to the following provisions of this Schedule:

          The New Employment Agreements.

                                 SCHEDULE 4.28
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                         Work International Corporation
                             PCN Acquisition, Inc.
                     Professional Consulting Network, Inc.
                                      and
                         the Stockholders Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 4.28 are used herein as therein defined.

     B. The Company has made, and there is now in effect, an election with the IRS to be taxed as an S corporation within the meaning of Section 1361 of the Code.

                                 SCHEDULE 6.02
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                         Work International Corporation
                             PCN Acquisition, Inc.
                     Professional Consulting Network, Inc.
                                      and
                         the Stockholders Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 6.02 are used herein as therein defined.

     B. The Company intends to ask Union Bank of California, N.A. to extend the maturity date of its Commercial Promissory Note from August 31, 1999 to October 31, 1999. Otherwise, no exception is taken to the covenants contained in Section 6.02.

                                 SCHEDULE 6.03
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                         Work International Corporation
                             PCN Acquisition, Inc.
                     Professional Consulting Network, Inc.
                                      and
                         the Stockholders Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 6.03 are used herein as therein defined.

     B. The Company and the Company Subsidiaries may make the following Restricted Payments prior to the Effective Time:

          Between the Initial Calculation Date and the date of the Closing, the Company may make AAA Distributions, in cash or other assets, up to the amount equal to the sum of the Accumulated Adjustment Account as of the Initial Calculation Date plus the Company's good faith estimate of any additions to the Accumulated Adjustment Account between the Initial Calculation Date and the date of Closing. In addition, the Company shall make distributions of cash basis accounts and notes receivable as contemplated by Section 2.07 and of life insurance policies as contemplated by Schedule 6.10(B)(b).

                                 SCHEDULE 6.10
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                         Work International Corporation
                             PCN Acquisition, Inc.
                     Professional Consulting Network, Inc.
                                      and
                         the Stockholders Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 6.10 are used herein as therein defined.

     B. The Company will make all arrangements and take all such actions as are necessary and satisfactory to WORK to dispose, prior to the Effective Time, of the following assets in the manner indicated below:

               (a) Prior to the Closing, the Company shall distribute the cash basis accounts and notes receivable (including notes, advances or other payment obligations of the Stockholders to the Company) to be distributed pursuant to Section 2.07.

               (b) Prior to the Closing, the Company shall be permitted to transfer to the Stockholders (at no cost to the Stockholders) the life insurance policies owned by the Company and insuring their lives.

                                 SCHEDULE 8.04
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                         Work International Corporation
                             PCN Acquisition, Inc.
                     Professional Consulting Network, Inc.
                                      and
                         the Stockholders Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 8.04 are used herein as therein defined.

     B. At or within 120 days following the Effective Time, WORK will cause the following Stockholder Guarantees to be terminated:

          1. Guarantee by Peter Jozwik and James Schneider, dated September 29, 1995, of Equipment Lease Agreement between the Company and Taylor Leasing, Inc.

          2. Continuing Guaranty by James Schneider, dated December 1, 1997, of all obligations of the Company to Union Bank of California, N.A.

          3. Continuing Guaranty by Peter Jozwik, dated December 1, 1997, of all obligations of the Company to Union Bank of California, N.A.